UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2023

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of The Macerich Company (the “Company”) previously approved, subject to stockholder approval, The Macerich Company 2003 Equity Incentive Plan, as amended and restated (the “2003 Incentive Plan”), that would increase the aggregate share limit by an additional 5,200,000 shares and extend the term of the 2003 Incentive Plan until May 31, 2033. As reported under Item 5.07 below, the Company’s stockholders approved the 2003 Incentive Plan at its Annual Meeting of Stockholders held on May 31, 2023 (the “Annual Meeting”). The 2003 Incentive Plan is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 31, 2023. At the Annual Meeting, the Company’s stockholders (1) elected the ten nominees listed below to serve as directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, (2) approved the 2003 Incentive Plan; (3) approved the compensation of the Company’s named executive officers; (4) approved a frequency of one year for the future advisory votes on the Company’s named executive officer compensation and (5) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Based on the approval of a frequency of one year, the Board currently intends for the Company to submit an advisory vote to its stockholders on the compensation of its named executive officers every year until the next required vote on the frequency of future advisory votes on named executive officer compensation.

Proposal 1:	Election of Ten Directors to Serve Until the Next Annual Meeting of Stockholders and Until Their Respective Successors are Duly Elected and Qualified.

	For	Against	Abstentions	Broker Non- Votes
Peggy Alford	150,458,292	10,262,830	312,603	23,520,719
Eric K. Brandt	145,619,589	15,105,105	309,031	23,520,719
Edward C. Coppola	157,166,367	3,596,082	271,276	23,520,719
Steven R. Hash	157,010,649	3,718,474	304,602	23,520,719
Enrique Hernandez, Jr.	158,806,847	1,911,993	314,885	23,520,719
Daniel J. Hirsch	139,418,152	21,313,973	301,600	23,520,719
Marianne Lowenthal	159,024,520	1,696,137	313,068	23,520,719
Thomas E. O’Hern	158,915,828	1,846,044	271,853	23,520,719
Steven L. Soboroff	157,335,680	3,378,090	319,955	23,520,719
Andrea M. Stephen	157,585,666	3,131,600	316,459	23,520,719

Proposal 2:	Approval of the 2003 Incentive Plan.

For	Against	Abstentions	Broker Non- Votes
155,172,341	5,577,292	284,092	23,520,719

Proposal 3:	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstentions	Broker Non- Votes
154,271,032	6,415,999	346,694	23,520,719

Proposal 4:	Advisory Vote on the Frequency of Future Advisory Votes on the Company’s Named Executive Officer Compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
155,061,086	87,981	5,600,515	284,143	23,520,719

Proposal 5:	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023.

For	Against	Abstentions
182,569,166	1,725,358	259,920

There were no broker non-votes for Proposal 5.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1*	The Macerich Company 2003 Equity Incentive Plan, as amended and restated as of May 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

	By:	ANN C. MENARD

June 5, 2023	/s/ Ann C. Menard
Senior Executive Vice President, Chief Legal Officer and Secretary